                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant | |

     Check the appropriate box:
     | | Preliminary Proxy Statement       | | Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     |X| Definitive Proxy Statement
     | | Definitive Additional Materials
     | | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              OPTIO SOFTWARE, INC.
                              --------------------
                (Name of Registrant as specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.

     | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

     | | Fee paid previously with preliminary materials.

         -----------------------------------------------------------------------
     | | Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                     [LOGO]
                              OPTIO SOFTWARE, INC.
                               3015 Windward Plaza
                              Windward Fairways II
                            Alpharetta, Georgia 30005


                                                                    May 26, 2000


Dear Shareholder:

         On behalf of the Board of Directors and management of Optio Software, Inc., we cordially invite you to attend the Annual Meeting of Shareholders to be held on Friday, June 23, 2000, at 10:00 a.m., local time, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005.

         At the Annual Meeting, the shareholders will be asked to:

         1.  elect two (2) directors for a three-year term;

         2.  approve the Optio Software, Inc. Directors' Stock Option Plan;

         3. ratify the appointment of Ernst & Young LLP as Optio Software, Inc.'s independent public accountants for the year ending January 31, 2001; and

         4. transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

         We have included a copy of Optio Software, Inc.'s Annual Report to Shareholders with the Proxy Statement. We encourage you to read the Annual Report. It includes the audited financial statements for the year ended January 31, 2000 as well as information about the Company's operations, markets, products and services.

         It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

         Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.


                                         Sincerely,


                                         /s/ C. WAYNE CAPE
                                         -------------------------------------
                                         C. Wayne Cape
                                         CHAIRMAN OF THE BOARD OF DIRECTORS,
                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT

                              OPTIO SOFTWARE, INC.
                               3015 Windward Plaza
                              Windward Fairways II
                            Alpharetta, Georgia 30005
                                 (770) 576-3500


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005 (the "Company") will be held on Friday, June 23, 2000, at 10:00 a.m., local time, at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005 (the "Annual Meeting"), to consider and act upon:

         1. the election of two (2) directors to the Company's Board of Directors;

         2. proposal to approve the Optio Software, Inc. Directors' Stock Option Plan;

         3. proposal to ratify the selection of Ernst & Young, LLP as independent public accountants for the Company's current fiscal year; and

         4. such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 3, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.


                                           By Order of the Board of Directors,


                                           /s/ C. WAYNE CAPE
                                           -------------------------------------
                                           C. Wayne Cape
                                           CHAIRMAN OF THE BOARD OF DIRECTORS,
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT


May 26, 2000
Atlanta, Georgia


                                    IMPORTANT

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              OPTIO SOFTWARE, INC.
                               3015 Windward Plaza
                              Windward Fairways II
                            Alpharetta, Georgia 30005
                                 (770) 576-3500


                                 PROXY STATEMENT
                            FOR THE ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                  JUNE 23, 2000


                 INFORMATION CONCERNING SOLICITATION AND VOTING

SHAREHOLDERS MEETING

         This Proxy Statement and the enclosed proxy ("Proxy") are furnished on behalf of the Board of Directors of Optio Software, Inc., a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, June 23, 2000 at 10:00 o'clock a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, Georgia 30005. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about May 26, 2000 to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

         Only holders of record of common stock of the Company, no par value per share (the "Common Stock"), at the close of business on May 3, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 3, 2000, the Company had outstanding and entitled to vote 17,258,640 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

         The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such

Director. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

         The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on Proposals Two and Three set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to Proposals Two and Three will have the same effect as a vote against these proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

         When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of Proposals Two and Three.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the amount and percent of shares of Common Stock which, as of May 3, 2000, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Executive Officer of the Company, by all Directors, Nominees and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock of the Company.


                                                                                NUMBER OF          PERCENT
                                                                                 SHARES               OF
                                                                              BENEFICIALLY          CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                           OWNED            OWNED(2)
-------------------------------------                                             -----            --------
     C. Wayne Cape(3)....................................................      9,510,650             48.1%
     G. Robert Beck(4)...................................................      1,010,000              5.5%
     F. Barron Hughes(5).................................................        700,000              3.9%
     Charles Carey(6)....................................................      2,318,770             13.4%
     David Dunn-Rankin(7)................................................        510,000              2.9%
     James J. Felcyn(8)..................................................         11,000                *
     Daryl G. Hatton(9)..................................................        491,600              2.8%
     John L. Kopcke(10)..................................................         75,000                *
     Steven E. Kaye(11)..................................................         62,500                *
     Mitchel J. Laskey(12)...............................................         20,000                *
     All directors and executive officers as a Group (9 persons)(13) ....     12,390,750             55.2%


---------------------
*    Less than 1% of the outstanding Common Stock.
(1) The business address of Messrs. Cape, Beck, Hughes, Hatton, Kopcke, and Kaye is c/o Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005. Mr. Carey's business address is c/o Enterprise Resolutions, 4250 River Green Parkway, Duluth, Georgia 30096. Mr. Laskey's business address is 615 Crescent Executive Court, Fifth Floor, Lake Mary, Florida 32746. Mr. Dunn-Rankin's business address is 1770 The Exchange, Suite 240, Atlanta, Georgia 30339. Mr. Felcyn's business address is c/o Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, Florida 33309.
(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days following May 3, 2000, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) This number includes 2,500,000 shares subject to options exercisable within 60 days held by Mr. Cape and 69,130 shares held by Mr. Cape's wife, with respect to which Mr. Cape disclaims beneficial ownership.
(4) This number includes 1,000,000 shares subject to options exercisable within 60 days held by Mr. Beck and 10,000 shares held by Mr. Beck's wife, with respect to which Mr. Beck disclaims beneficial ownership.
(5) This number includes 700,000 shares subject to options exercisable within 60 days held by Mr. Hughes.
(6) This number includes 150,000 shares held by Mr. Carey's immediate family, with respect to which Mr. Carey disclaims beneficial ownership.
(7) This number includes 510,000 shares subject to options exercisable within 60 days held by Mr. Dunn-Rankin.
(8) This number includes 10,000 shares subject to options exercisable within 60 days held by Mr. Felcyn.
(9) This number includes 337,500 shares subject to options exercisable within 60 days and 3,100 shares held by Mr. Hatton's immediate family, with respect to which Mr. Hatton disclaims beneficial ownership..
(10) This number includes 75,000 shares subject to options exercisable within 60 days held by Mr. Kopcke.
(11) This number includes 62,500 shares subject to options exercisable within 60 days held by Mr. Kaye.
(12) This number includes 10,000 shares subject to options exercisable within 60 days held by Mr. Laskey.
(13) Includes 5,205,000 shares subject to options exercisable within 60 days.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

INTRODUCTION

         At the Annual Meeting, two directors are to be elected for the term described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of Messrs. Cape, Dunn-Rankin, Felcyn and Laskey. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the initial Class II director and Class III director will expire upon the election and qualification of successor directors at the 2001 and 2002 annual meeting of shareholders, respectively. The term of the new Class I directors will expire upon the election and qualification of successor directors at the 2003 annual meeting of shareholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

         The Board of Directors recommends a vote FOR each named nominee.

NOMINEES, INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information regarding the nominees for director and the two incumbent directors whose terms will continue following the Annual Meeting.

NOMINEES TO SERVE AS CLASS I DIRECTORS (TERM EXPIRES IN 2003)

         C. WAYNE CAPE, 45, the founder of the Company, has served as Chief Executive Officer and President of the Company since its inception in 1981. Mr. Cape became Chairman of the Board of Directors in September 1999. Prior to launching the Company, Mr. Cape was an employee at Digital Communication Associates from 1974 to 1981 where he served in a variety of technical, sales and regional sales management positions.

         JAMES J. FELCYN, JR., 58, has served as a Director of the Company since December 1999 and has served on the Compensation and Audit Committees since February 2000. Mr. Felcyn was Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Citrix Systems, Inc., a leading provider of thin client/server system software, from July 1994 to December 1999. Mr. Felcyn also serves as a director of seven other companies, including Smith Gardner & Associates, Inc., a provider of application solutions for e-commerce and mail order transactions, and Equinox Systems, Inc., a provider of connectivity solutions for remote access and multi-user applications, ChildU, Inc., LifeFiles.Com, Inc., SilverBack Technologies, Inc., MoreDirect, Inc. and Emergin, Inc.

INCUMBENT CLASS II DIRECTOR (TERM EXPIRES IN 2001)

         DAVID DUNN-RANKIN, 41, has served as a Director and a member of the Compensation and Audit Committees of the Company since October 1999. Mr. Dunn-Rankin currently serves as the President of ecIndX. Prior to accepting this position, he served as Chief Executive Officer for The UniLink Group, LLC from October 1997 until 2000. From June 1995 to September 1997, he served as a partner at Bridges & Dunn-Rankin, a certified public accounting and consulting firm. Mr. Dunn-Rankin also serves on the board of directors for Sun Coast Media Group, Folio Z, Classic Real Estate Systems and ecIndX.

INCUMBENT CLASS III DIRECTOR (TERM EXPIRES IN 2002)

         MITCHEL J. LASKEY, 50, has served as a Director and a member of the Compensation and Audit Committees of the Company since October 1999. He has served as President and Chief Executive Officer of Dynamic Healthcare Technologies, Inc. since May 1996. From August 1994 to May 1996, Mr. Laskey served as President and Chief Operating Officer of Dynamic Healthcare Technologies, Inc. From 1992 to 1994, Mr. Laskey served as Chairman and Chief Executive Officer of Dynamic Technical Resources, Inc., a healthcare information services and consulting firm. Mr. Laskey also serves as a director of Dynamic Healthcare Technologies, Inc. and CNL Bankshares, Inc.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended January 31, 2000, the Board of Directors held no formal meetings, but took action by unanimous written consent ten times. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served. The Board of Directors has established a Compensation Committee and an Audit Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company. The Company has no standing nominating or other committee performing similar functions. The Board of Directors as a whole acts as a nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Bylaws. The Bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of the shareholders must provide notice of such nomination not less than 60 days prior to the meeting, and such notice must provide the Company certain information regarding the nominee.

         COMPENSATION COMMITTEE. The Compensation Committee is comprised of Messrs. Dunn-Rankin, Felcyn and Laskey. The Compensation Committee, consisting of a majority of independent directors, reviews and evaluates the compensation and benefits of all the officers, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers the Optio Software, Inc. Directors' Stock Option Plan. The Compensation Committee was first organized during fiscal 2000, but it has held no formal meetings or taken any action by written consent.

         AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Dunn-Rankin, Felcyn and Laskey. The Audit Committee reviews the scope and timing of the Company's audit services and any other services the independent auditors are asked to perform, the auditor's report on the financial statements following completion of their audit and their policies and procedures with respect to internal accounting and financial control. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the following year. The Audit Committee was first organized during fiscal 2000, but it has held no formal meetings or taken any action by written consent.

DIRECTORS' COMPENSATION

         The Company reimburses all directors for their travel and other expenses incurred in connection with attending board or committee meetings. In addition, the non-employee members of the board are entitled to receive options pursuant to the Optio Software, Inc. Directors' Stock Option Plan, which was adopted by the board in October 1999 (the "Directors' Plan"). Under the terms of the Directors' Plan, upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the Common Stock. At the end of each completed year of service as an eligible director following adoption of the Directors' Plan, a director shall be granted an option to purchase 5,000 shares of Common Stock. All options granted under the Directors' Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares on the date of grant. Pursuant to the plan, 300,000 shares of Common Stock are reserved for issuance.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

         The following table sets forth, for the year ended January 31, 2000, the total compensation paid to or accrued by the Company's Chief Executive Officer and the four other executive officers with the next highest total annual salary and bonus which exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                            LONG-TERM
                                                             ANNUAL COMPENSATION           COMPENSATION
                                                          --------------------------     ----------------
                                                                                            SECURITIES       ALL OTHER
                                                                                            UNDERLYING     COMPENSATION
          NAME AND PRINCIPAL POSITION              YEAR       SALARY        BONUS           OPTIONS (#)       ($) (1)
          ---------------------------              ----       ------        -----        ---------------- --------------
C. Wayne Cape                                      2000      $210,000      $    --               --         $150,009
   Chairman, Chief Executive Officer and           1999       210,000       36,750               --           64,154
    President                                      1998       210,000       31,500        2,000,000               --

G. Robert Beck                                     2000      $175,000      $30,625               --         $150,009
    Senior Vice-President, Sales                   1999       156,250           --               --          104,677
                                                   1998       130,167       15,625          500,000           95,330

F. Barron Hughes                                   2000      $128,750      $19,250               --               --
   Chief Financial Officer, Secretary and          1999       105,312          750               --               --
   Treasurer                                       1998        97,500       14,625          400,000               --

John L. Kopcke(2)                                  2000      $143,692           --          300,000               --
   Senior Vice-President, Product Development      1999            --           --               --               --
   and Client Services                             1998            --           --               --               --

Daryl G. Hatton                                    2000      $100,000      $17,500               --               --
   Chief Technology Officer                        1999        91,875           --               --               --
                                                   1998        82,292        3,600          500,000               --


----------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(2)   Mr. Kopcke joined the Company in March 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth all individual grants of stock options during the fiscal year ended January 31, 2000, to each of the Named Executive
Officers:


                                       INDIVIDUAL GRANTS
                                  -----------------------------
                                   NUMBER OF      PERCENT OF                                      POTENTIAL REALIZABLE
                                   SECURITIES    TOTAL OPTIONS                                      VALUE AT ASSUMED
                                   UNDERLYING     GRANTED TO     EXERCISE OR                      ANNUAL RATES OF STOCK
                                    OPTIONS      EMPLOYEES IN    BASE PRICE       EXPIRATION       PRICE APPRECIATION
             NAME                   GRANTED       FISCAL YEAR    PER SHARE(1)        DATE           FOR OPTION TERM (2)
             ----                  ----------    -------------   ------------     ----------      ---------------------
                                                                                                      5%          10%
                                                                                                  ----------  ---------
  John L. Kopcke(3)                 300,000          21.9%          $1.50         3/8/2009        $283,003    $717,184


----------
(1) The exercise price of the options granted was equal to fair market value of the underlying stock on the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.
(3) Grants become exercisable in equal installments beginning on the first anniversary of the date of grant continuing for four years thereafter until fully vested.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table sets forth information concerning unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of January 31, 2000. No options were exercised by the Named Executive Officers during the fiscal year ended January 31, 2000.


                                                            NUMBER OF SECURITIES
                                                                  UNDERLYING                          VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS                          IN-THE-MONEY
                                                              AT FISCAL YEAR-END                OPTIONS AT FISCAL YEAR-END(1)(2)
                                                        -------------------------------         ---------------------------------
                                                        EXERCISABLE       UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
                                                        -----------       -------------         -----------         -------------
C. Wayne Cape.....................                        2,250,000          750,000            $36,235,625         $11,821,875
G. Robert Beck....................                          687,500          562,500             10,949,219           8,903,906
F. Barron Hughes..................                          600,000          300,000              9,757,500           4,728,750
John L. Kopcke....................                               --          300,000                     --           4,518,750
Daryl G. Hatton...................                          212,500          375,000              3,363,351           5,910,938


----------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale.
(2) Based on the fair market value of the Common Stock as of January 31, 2000 of $16.5625 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

EMPLOYMENT AGREEMENTS

         All of our principal employees, including executive officers, are required to sign an agreement with us restricting the ability of the employee to compete with us or to solicit our customers or employees during his or her employment and for a period of one year thereafter. The agreement also provides for our ownership of the work product of the employee, an assignment to us of intellectual property, and a prohibition from the disclosure of our trade secrets and confidential information.

BENEFIT PLANS

         STOCK INCENTIVE PLAN. The Optio Software, Inc. Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board of Directors on January 1, 1997 and approved by the shareholders on December 23, 1997. The aggregate number of shares of Common Stock reserved for issuance under the Stock Incentive Plan was increased effective November 17, 1997 and is currently 12,500,000. The purpose of the Stock Incentive Plan is to provide incentives for key employees, officers, consultants and directors to promote the Company's success and to enhance its ability to attract and retain the services of such persons. Options granted under the Stock Incentive Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options. The Stock Incentive Plan also provides for the grant of stock appreciation rights and restricted stock awards.

         The Stock Incentive Plan is administered by the Board of Directors, which has the authority to interpret the Stock Incentive Plan and take other action as it deems equitable. The Board of Directors has absolute discretion under the Stock Incentive Plan to determine to which employees and key persons stock incentives shall be granted, when these grants shall be made, and the number of shares of Common Stock subject to these grants.

         The Board of Directors determines, at the time of the grant, when options issued under the plan can be exercised and the exercise price for such options. Options issued under the plan expire ten years after the date of grant, unless the Board of Directors sets an earlier date.

         Exercise prices for incentive stock options may not be less than the fair market value per share of Common Stock on the date of grant, or 110% of the fair market value in the case of incentive stock options granted to any person possessing 10% or more of the total voting power of all of our capital stock. Exercise prices for non-qualified stock options may be less than the fair market value per share, but must be at least $0.01 per share.

         In the event of change of control, the Board of Directors has absolute discretion to accelerate the vesting of all options that have not vested as of the date of change in control or to arrange for the successor entity to assume all of the rights and obligations under the plan. If an option holder's employment is terminated for cause following the exercise of his options, the Company has the right to repurchase the shares at the exercise price for ninety days following such termination.

         As of May 3, 2000, options to purchase 6,164,908 shares of Common Stock were outstanding under the Stock Incentive Plan at a weighted average exercise price of $2.79 per share. No shares of Common Stock have been issued upon exercise of options granted under the Stock Incentive Plan.

         DIRECTORS' STOCK OPTION PLAN. The Board of Directors adopted the Directors' Plan on October 15, 1999, and approved an amendment to the plan effective as of May 25, 2000. Pursuant to the plan, 300,000 shares of Common Stock are reserved for issuance. Only members of the Board of Directors who are not employees of the Company are eligible to receive option grants under the Directors' Plan. The Directors' Plan only provides for the grant of options which do not qualify under Section 422 of the Code.

         The Directors' Plan is administered by the Board of Directors, which has the authority to interpret the Directors' Plan and to take such other actions in the administration and operation of the Directors' Plan as it deems equitable. The Board of Directors may delegate its authority under the Directors' Plan to a committee appointed by the board consisting of not less than two directors.

         Upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the Common Stock. As of the end of each completed year of service as an eligible director following adoption of the Directors' Plan, a director shall be granted an option to purchase 5,000 shares of Common Stock. Each person who qualified as an eligible director as of the effective date of the Directors' Plan received an option to purchase 10,000 shares of the Common Stock as of the effective date of the Directors' Plan.

         All options granted under the Directors' Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares. Options granted under the Directors' Plan may not have terms exceeding ten years from the date of grant. Options granted under the Directors' Plan are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the optionee's lifetime, only by the optionee.

         As of May 3, 2000, options to purchase 30,000 shares of Common Stock were outstanding under the Directors' Plan at an exercise price of $10.00 per share, and no shares of Common Stock have been issued upon exercise of options granted under the Directors' Plan.

         NON-PLAN OPTIONS. In addition to options granted under the Stock Incentive Plan and the Directors' Plan, as of May 3, 2000, options to purchase an aggregate of 3,917,500 shares of Common Stock at a weighted average exercise price of $0.32 were outstanding.

         401(K) PROFIT SHARING PLAN. The Company maintains a 401(k) profit sharing plan which is intended to be a tax-qualified contribution plan under
Section 401(k) of the Code. Pursuant to the 401(k) plan, participants may contribute, subject to certain Code limitations, up to 15% of eligible compensation, as defined, to the 401(k) plan. Employees are eligible for this arrangement upon completion of first three calendar months of employment. The Company will match contributions made by employees pursuant to the 401(k) plan at a rate of 75% of the participant's contributions, up to 5% of the eligible compensation being contributed, subject to certain Code limitations. The Company may make an additional contribution to participants' 401(k) plan each year at the discretion of the Board of Directors. The portion of a participant's account attributable to his or her own contributions is 100% vested. The portion of the account attributable to Company contributions vests over 6 years of service. Distributions from the 401(k) plan may be made in the form of a lump-sum cash payment or in installment payments.

         CASH BONUS PLAN. The Company has established a discretionary cash bonus plan for those employees whose compensation is not already supplemented by commissions and quota bonuses. The Company's Chief Executive Officer determines the total amount of the bonuses and the amount to be paid to each individual eligible to participate under the plan based upon the operating income target for the current fiscal year, with the exception of Senior Executive Management, for which the Compensation Committee determines participation in the plan. For fiscal 2000, a total of approximately $400,000 was paid to individuals eligible to participate under the plan. The estimated total bonus amount to be paid for fiscal 2001 is $700,000.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Georgia law and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under Georgia law.

         The Company's bylaws provide that it must indemnify its directors against all liabilities to the fullest extent permitted under Georgia law and that the Company must advance all reasonable expenses incurred in a proceeding where the director was either a party or a witness because he or she was a director.

         The Company has entered into agreements that require it to indemnify its directors and officers to the full extent permitted under Georgia law. In addition, the Company has agreed to defend, hold harmless and indemnify its directors and officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he or she is a director or officer, as the case may be, of the Company or is serving, at the request of the Company, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any business opportunity, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Georgia law. Further, the Company will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Company believes that these agreements, as well as the provisions contained in its articles and bylaws described above, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the provisions of the charter documents, Georgia law or the agreements described above, the Company has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to the formation of the Compensation Committee in October 1999,
C. Wayne Cape, the founder, Chief Executive Officer and President, discharged the duties customarily performed by a compensation committee. In setting his compensation during fiscal year 2000, Mr. Cape considered the Company's achievement of its revenue growth goals for the prior fiscal year.

         The Company loaned $48,800 to C. Wayne Cape on a non-interest basis in ten advances from October 15, 1986 to May 9, 1995. This loan is due and payable upon demand and is unsecured. Mr. Cape has made no payments on this loan.

         On December 31, 1988, the Company loaned $30,000 to C. Wayne Cape pursuant to a promissory note. This note bears interest at 10% per annum and it is unsecured. The principal and interest under the note were due and payable on December 30, 1990; however, the Company has not requested payment. To date, Mr. Cape has made no payments pursuant to the note and the outstanding balance of principal plus interest as of January 31, 2000 was $63,250.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2000, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons, except one late filing by James J. Felcyn, Jr. of the Form 3 to report his beneficial ownership after becoming a director of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of David Dunn-Rankin, James J. Felcyn, Jr. and Mitchel J. Laskey. The Committee also administers the Directors' Plan.

         The Company's executive compensation policy, as implemented by the Committee, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have skills, experience and talents required to promote the short-term and long-term financial performance and growth of the Company. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to the performance of the Company. In so doing, the policy strives to align the financial rewards to the Company's executive officers with the financial interests of the Company's shareholders.

         The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Committee relative to the Company's executive officers and key employees are described below as to each of the foregoing components.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

         BASE SALARY. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The base salaries of the executive officers for fiscal 2000 were not linked to specific Company performance criteria.

         INCENTIVE CASH BONUSES. The Company's executive officers, as well as other management employees, are eligible to receive cash bonus awards. The Committee determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. The judgment of the Committee, and of the Chief Executive Officer in the case of other executive officers, as to the impact of the individual on the financial performance of the Company are also considered. All awards are paid in full, in cash, following the year of performance. Bonus awards are granted to executive officers under the plan at the sole discretion of the Compensation Committee.

         EQUITY INCENTIVES. The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Stock Incentive Plan provides the means through which executive officers can build an investment in Common Stock which will align such officers' economic interests with the interests of the Company's shareholders. Under the Stock Incentive Plan, the Company may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, the Company has issued only stock options under the plan.

         For the Company's fiscal year ended January 31, 2000, the Company granted options to purchase 300,000 shares to John Kopcke. For the Company's current fiscal year, the Committee intends to recommend to the Board of Directors that options be granted to all employees based upon the Company's achievement of the plan objectives and the Committee's assessment of the individual's contribution to the Company's performance.

         OTHER BENEFITS. Executive officers also participate, on a voluntary basis, in the Company's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) plan, including Company matching contributions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. C. Wayne Cape has served as the Company's Chief Executive Officer since inception. For the fiscal year ended January 31, 2000, Mr. Cape's compensation plan included a base salary of $210,000. Mr. Cape received additional compensation of $150,009 for the 2000 fiscal year for commissions based on the Company's revenue performance. The Committee believes that Mr. Cape's total fiscal year 2000 compensation was below the average total cash compensation paid to chief executive officers by comparable companies. Mr. Cape's base salary for the current fiscal year is $210,000. Mr. Cape did not receive any options or other equity-based incentives during the 2000 fiscal year. Mr. Cape will be entitled to receive options during the current fiscal year, depending upon the Committee's assessment of his performance and the Company's achievement of the specified objectives for performance criteria.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company's award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.


                                Compensation Committee of the Board of Directors

                                David Dunn-Rankin
                                Mitchel J. Laskey
                                James J. Felcyn, Jr.

                             STOCK PERFORMANCE GRAPH

         The following line-graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock for the period from December 15, 1999, the date of the Company's initial public offering through January 31, 2000, against the cumulative shareholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes that $100 was invested on November 30, 1999 in each of the comparison indices, and December 15, 1999 in our common stock. All amounts have been calculated as if all dividends were reinvested.


                                    [GRAPH]




                                                                           11/30/99      12/31/99      01/31/00
------------------------------------------------------------------------- ------------ ------------- -------------
Nasdaq Stock Market (U.S. Companies) Index                                  100.00        121.93        117.42
Standard & Poor's Computers (Software & Services) Index                     100.00        126.68        104.46
Optio Software, Inc.                                                        100.00        144.06        101.54
------------------------------------------------------------------------- ------------ ------------- -------------


         Neither the preceding Stock Performance Graph nor the Compensation Committee Report shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

         In the past, the Company has loaned a total of $78,800 to C. Wayne Cape. See "Compensation Committee Interlocks and Insider Participation."

         The Company loaned $600,000 to David Dunn-Rankin, a director of the Company, in six advances from August 6, 1998 to February 19, 1999. This loan bears interest at 9% per annum. Mr. Dunn-Rankin is required to make annual interest payments on October 13 of each year, and the principal is due and payable in full on October 13, 2001. This loan is secured by Mr. Dunn-Rankin's options to acquire 500,000 shares of Common Stock at an exercise price of $0.60 per share. This loan was originally convertible into equity of The Unilink Group, LLC, a technology company controlled by Mr. Dunn-Rankin; however, the Company did not elect to convert in the time frame agreed to with Mr. Dunn-Rankin.

         The outstanding balance of principal plus interest on other interest bearing notes receivable from shareholders as of January 31, 2000 was $120,000.

         On December 23, 1998, the Company repurchased 1,646,590 shares of Common Stock that were previously owned by Gordon Terris, Bonnie Malstrom and Clarence Rydberg. These shareholders exercised dissenters' rights in connection with an amendment to our Articles of Incorporation. At the time of the settlement, Mr. Terris, Ms. Malstrom and Mr. Rydberg held approximately 6.1%, 5.6% and 3.6%, respectively, of the outstanding capital stock. The Company agreed to pay Mr. Terris $1,318,393, evidenced by a promissory note for the full amount, which was secured by 603,360 shares of Common Stock. The Company agreed to pay Ms. Malstrom $1,221,884, evidenced by cash payment of $60,000 and a promissory note for $1,161,884, which was secured by 543,230 shares of Common Stock. The Company agreed to pay Mr. Rydberg $802,500, evidenced by a promissory note for the full amount, which was secured by 500,000 shares of Common Stock. All of these promissory notes bore interest at 7% per annum and required equal quarterly principal payments. All the Common Stock held as security for these promissory notes was held in escrow and was to be released as payments were made. The notes were paid in full from the proceeds of the Company's initial public offering and all Common Stock held in escrow was released for cancellation.

         The Company has agreed to provide indemnification to its executive officers and directors which may require the Company to indemnify officers and directors against liabilities that may rise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         All future transactions, including loans, if any, between the Company and its officers, directors and principal shareholders and their affiliates and any transactions between the Company and any entity with which its officers, directors or principal shareholders are affiliated will be subject to the approval of a majority of the Board of Directors, including the majority of the independent and disinterested outside directors of the Board of Directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                   PROPOSAL 2

          APPROVAL OF OPTIO SOFTWARE, INC. DIRECTORS' STOCK OPTION PLAN

         Effective October 15, 1999, the Board of Directors adopted the Optio Software, Inc. Directors' Stock Option Plan. The Board of Directors approved an amendment to the plan effective as of May 25, 2000, to clarify the terms of the plan pertaining to the grant of options thereunder. Pursuant to the plan, 300,000 shares of Common Stock are reserved for issuance. A copy of the plan, as amended, is attached as EXHIBIT A to this Proxy Statement. Only members of the Board of Directors who are not employees of the Company are eligible to receive option grants under the Directors' Plan. The Directors' Plan only provides for the grant of options which do not qualify under Section 422 of the Code. The closing price of the Common Stock underlying the options on May 24, 2000 on Nasdaq was $6.50 per share.

         Upon initially becoming an eligible director, a director is entitled to receive an option to purchase 10,000 shares of the Common Stock. At the end of each completed year of service as an eligible director following adoption of the Directors' Plan, a director shall be granted an option to purchase 5,000 shares of Common Stock. Each person who qualified as an eligible director as of the effective date of the Directors' Plan received an option to purchase 10,000 shares of the Common Stock as of the effective date of the Directors' Plan. All options granted under the Directors' Plan are fully vested as of the date of grant and have an exercise price equal to the fair market value of the underlying shares. Options granted under the Directors' Plan may not have terms exceeding ten years from the date of grant. Options granted under the Directors' Plan are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the optionee's lifetime, only by the optionee.

         The Directors' Plan is administered by the Board of Directors, which has the authority to interpret the Directors' Plan and to take such other actions in the administration and operation of the Directors' Plan as it deems equitable. The Board of Directors may delegate its authority under the Directors' Plan to a committee appointed by the board consisting of not less than two directors.

         The options granted under the Directors' Plan are non-qualified options. A director does not recognize income for federal income tax purposes upon the date of grant of the non-qualified option. However, the holder of a non-qualified option must recognize ordinary income upon exercise in the amount equal to the difference between the exercise price and the fair market value of the underlying shares of Common Stock (the "Shares") on the date of exercise (referred to as the "Spread"). Upon the sale of Shares acquired pursuant to the exercise of non-qualified options, the director will recognize capital gain (or loss) to the extent that the amount realized from the sale exceeds (or in the case of a loss, is less than) the fair market value of the Shares on the date of exercise. This gain will be long-term capital gain (or loss, as the case may be) if the Shares have been held for more than one year after exercise. Under current law, the maximum federal capital gain rate is 20% for gains from capital assets held more than one year. The state income tax consequences of option exercises depend on the individual laws of the state in question.

         The following table sets forth information concerning options granted to eligible directors under the Directors' Plan, including the aggregate dollar value of the options as of January 31, 2000. The closing price of the Common Stock underlying the options on January 31, 2000 (the last trading day of the fiscal year) on Nasdaq was $16.5625 per share.

                OPTIO SOFTWARE, INC. DIRECTORS' STOCK OPTION PLAN


                                                       ------------------------    ------------------------
         NAME AND POSITION                                  DOLLAR VALUE ($)           NUMBER OF SHARES
                                                       ------------------------    ------------------------
Non-Executive Director Group(1)..................                 $196,875                    30,000


----------
(1) Each of Messrs. Dunn-Rankin, Felcyn and Laskey have been granted options to purchase 10,000 shares of Common Stock; and pursuant to the terms of the plan, each will be granted additional options to purchase 5,000 shares of Common Stock as of the date of the Annual Meeting.

         The shareholders are being requested to approve the Optio Software, Inc. Directors' Stock Option Plan as approved by the Board of Directors. The Board of Directors believes that the ability to grant participation in the Directors' Plan will be important to our future success.

         The Board of Directors recommends a vote FOR ratification and approval of the Optio Software, Inc. Directors' Stock Option Plan.


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         In January 2000, the Board of Directors appointed the accounting firm of Ernst & Young LLP to serve as its independent auditor. The appointment of this firm was recommended to the Board of Directors by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of

Ernst & Young LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         The Board of Directors recommends that the shareholders vote FOR ratification of selection of independent auditors.

                              SHAREHOLDER PROPOSALS

         Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2001 Annual Meeting of Shareholders must be received by the Company no later than January 15, 2001 if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2001 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

         In order for a shareholder to bring any business or nominations before the 2001 Annual Meeting of Shareholders, certain conditions set forth in Section
2.13 of the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 60 days notice or public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and the shareholders.


                                         BY ORDER OF THE BOARD OF DIRECTORS,


                                         /s/ C. WAYNE CAPE
                                         -------------------------------------
                                         C. Wayne Cape
                                         CHAIRMAN OF THE BOARD OF DIRECTORS,
                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                                                       EXHIBIT A

                              OPTIO SOFTWARE, INC.
                          DIRECTORS' STOCK OPTION PLAN

                                   SECTION 1.
                                     PURPOSE

         The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Directors who are not Employee in order to attract and retain such Directors by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of Non-Qualified Stock Options to aid the Company in obtaining these goals.

                                   SECTION 2.
                                   DEFINITIONS

         Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

         2.1  BOARD means the Board of Directors of the Company.

         2.2  CODE means the Internal Revenue Code of 1986, as amended.

         2.3  COMMITTEE means the Compensation Committee of the Board.

         2.4 COMMON STOCK means the common stock, no par value per share, of the Company.

         2.5 COMPANY means Optio Software, Inc., a Georgia corporation, and any successor to such organization.

         2.6  DIRECTOR means a member of the Board.

         2.7  ELIGIBLE DIRECTOR means a Director who is not an Employee.

         2.8 EMPLOYEE means an employee of the Company, a Subsidiary or a Parent.

         2.9 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         2.10 EXERCISE PRICE means the price which shall be paid to purchase one
(1) Share upon the exercise of an Option granted under this Plan.

         2.11 FAIR MARKET VALUE of each Share on any date means the price determined below on the last business day immediately preceding the date of valuation:

                  (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value per share shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (b) If the Common Stock is not listed on any established stock exchange or a national market system, its Fair Market Value per share shall be the average of the closing dealer "bid" and "ask" prices of a share of the Common Stock as reflected on the NASDAQ intermeddler quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

                  (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         2.12 INSIDER means an individual who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         2.13 NQSO means an option granted under this Plan to purchase Shares.

         2.14 OPTION means a NQSO.

         2.15 PARENT means any corporation which is a parent of the Company (within the meaning of Code Section424).

         2.16 PARTICIPANT means an individual who receives a NQSO hereunder.

         2.17 PLAN means this Optio Software, Inc. Directors' Stock Option Plan, as amended from time to time.

         2.18 SHARE means a share of the Common Stock of the Company.

         2.19 STOCK OPTION AGREEMENT means an agreement between the Company and a Participant evidencing an award of a NQSO.

         2.20 SUBSIDIARY means any corporation which is a subsidiary of the Company (within the meaning of Code Section424(f)).

                                   SECTION 3.
                         SHARES SUBJECT TO STOCK OPTIONS

         The total number of Shares that may be issued pursuant to Stock Options under this Plan shall not exceed 300,000, as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Option which remain after the cancellation, expiration or exchange of such Stock Option thereafter shall again become available for use under this Plan.

                                   SECTION 4.
                                 EFFECTIVE DATE

         The effective date of this Plan, as amended and restated herein, shall be the date it is adopted by the Board.



                              Optio Software, Inc.
                          Directors' Stock Option Plan

                                   SECTION 5.
                                 ADMINISTRATION

         5.1 GENERAL ADMINISTRATION. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to Section 12 to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Director, and on each other person directly or indirectly affected by such actions.

         5.2 DELEGATION OF AUTHORITY. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall serve at the discretion of the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated it authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part.

         5.3 DECISIONS BINDING. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Participants, and their estates and beneficiaries.

                                   SECTION 6.
                        ELIGIBILITY AND GRANTS OF OPTIONS

         6.1 INDIVIDUALS ELIGIBLE FOR GRANTS OF OPTIONS. Only Eligible Directors shall be eligible for the grant of Stock Options under this Plan. Eligible Directors shall receive Options hereunder in accordance with the provisions of
Section 6.2 below.

         6.2 GRANT OF OPTIONS. Options shall be granted to Eligible Directors in accordance with the following formulas:

                  (a) OPTIONS UPON INITIALLY BECOMING A DIRECTOR. Upon initially becoming an Eligible Director after the effective date, an individual shall be granted an Option to purchase 10,000 Shares, with such Option subject to the provisions of Section 7 below, and with such grant occurring on the date on which the individual becomes an Eligible Director. Options granted under this subsection (a) shall not be granted to a Director who has previously served as a Director and who is again becoming a Director, but shall only be granted upon an individual's initially becoming an eligible Director.

                  (b) OPTIONS AFTER EACH YEAR OF SERVICE. As of the end of each completed year of service as an Eligible Director after the effective date, an individual shall be granted an Option to purchase 5,000 Shares, with such Option subject to the provisions of Section 7 below.

                  (c) TRANSITIONAL RULE. Except as provided in this subsection
(c), no individual who is serving as an Eligible Director as of the effective date of this Plan shall be entitled to any Options under subsections (a) or (b) above of this Plan as a result of service prior to the effective date of the Plan. Each Eligible Director as of the effective date shall be granted Options under the terms and provisions of subsection (a) above as of the effective date as if such Director had initially become an Eligible Director on the effective



                              Optio Software, Inc.
                          Directors' Stock Option Plan
date. Each Eligible Director serving on the effective date (or elected within ninety (90) days following the effective date) shall be granted Options under the terms and provisions of subsection (b) at the first annual meeting of the shareholders held after the effective date, as if such Director had completed a single year of service as of the date of such annual meeting.

                  (d) YEARS OF SERVICE. A year of service as a director shall be measured from the date of an annual meeting of shareholders of the Company to the date of the next succeeding annual meeting. The Committee shall have complete power to interpret the provisions of this Section 6.2, including the power to determine whether an individual has completed a year of service.

                                    SECTION 7
                             TERMS OF STOCK OPTIONS

         7.1 TERMS AND CONDITIONS OF ALL STOCK OPTIONS

                  (a) Each Stock Option shall be evidenced by a Stock Option Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Committee in its discretion may, subject to the provisions of the Plan, from time to time determine.

                  (b) Options issued under this Plan shall be immediately vested upon grant.

         7.2 TERMS AND CONDITIONS OF OPTIONS.

                  (a) EXERCISE PRICE. Subject to adjustment in accordance with
Section 10 and the other provisions of this Section, the Exercise Price shall be set forth in the applicable Stock Option Agreement, and shall be equal to the Fair Market Value of a Share determined as of the date of grant of the Option.

                  (b) OPTION TERM. Each Option granted under this Plan shall be exercisable in whole or in part as of the date of grant, but no Stock Option Agreement shall (i) make an Option exercisable before the date such Option is granted; or (ii) make an Option exercisable after the earlier of (A) the date such Option is exercised in full, or (B) the date which is the tenth (10th) anniversary of the date such Option is granted.

                  (c) PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, if the Stock Option Agreement provides, by delivery to the Company of a number of Shares which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, if the Stock Option Agreement so provides, the Option may be exercised through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the preceding, and in the sole discretion of the Committee, an Option may be exercised as to a portion or all (as determined by the Committee) of the number of Shares specified in the Stock



                              Optio Software, Inc.
                          Directors' Stock Option Plan

Option Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as the Committee shall determine, provisions in a form approved by the Committee under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Committee) as the Committee shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

                  (d) CONDITIONS ON SHARES PURCHASED WITH OPTION. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                  (e) NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determine by the Committee in its sole and absolute discretion.

                                   SECTION 8.
                              SECURITIES REGULATION

         Each Stock Option Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of a Stock Option, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of a Stock Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 9.
                                  LIFE OF PLAN

         No Stock Option shall be granted under this Plan on or after the earlier of:

         (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Options have been surrendered or exercised in full or no longer are exercisable, or



                              Optio Software, Inc.
                          Directors' Stock Option Plan

         (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Options granted under this Plan) been issued or no longer are available for use under this Plan.

                                   SECTION 10.
                                   ADJUSTMENT

         The number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Stock Options granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner which satisfies the requirements of Code Section424(a)) the number of Shares reserved under Section 3, the number of Shares and Exercise Price of Options to be granted under Section 6, and the number of Shares subject to Stock Options granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Stock Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

                                   SECTION 11.
                          SALE OR MERGER OF THE COMPANY

         If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of the Stock Options granted under this Plan, each Stock at the direction and discretion of the Committee or the Board, or as is otherwise provided in the Stock Option Agreements (i) may be deemed to be fully vested and/or exercisable, or (ii) may be canceled unilaterally by the Company in exchange for (a) whole Shares and, at the Committee's direction and discretion, cash in lieu of any fractional Share which each Participant would otherwise receive if he or she had the right to exercise his or her outstanding Stock Option in full and he or she exercised that right exclusively for Shares on a date fixed by the Committee which comes before such sale or other corporate transaction, or (b) cash or other property equivalent in value, as determined by the Board in its sole discretion, to the Shares described in (a). Any such Stock Option which is not assumed or substituted as provided above and which the Company does not elect to cancel prior to a sale or other corporate transaction as described in this Section shall become fully vested and immediately exercisable just prior to the closing of such transaction.

                                   SECTION 12.
                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate. The Board also may suspend the granting of Stock Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Stock Option granted before such suspension or termination unless (a) the Participant consents in writing to such modification, amendment or cancellation, or (b) there is a dissolution or liquidation of the Company or a transaction described in Section 10 or Section 11.



                              Optio Software, Inc.
                          Directors' Stock Option Plan

                                   SECTION 13.
                                  MISCELLANEOUS

         13.1 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Option to him or to her under this Plan or his or her exercise or surrender of such Stock Option pending the actual delivery of Shares subject to such Stock Option to such Participant.

         13.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Option to a Participant under this Plan shall not constitute a contract for services and shall not confer on a Participant any rights upon his or her termination of service or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Option Agreement which evidences his or her Stock Option.

         13.3 CONSTRUCTION. This Plan shall be construed under the laws of the State of Georgia.



                              Optio Software, Inc.
                          Directors' Stock Option Plan
                                   Page 7 of 7

[FRONT OF PROXY CARD]

                              Optio Software, Inc.
                               3015 Windward Plaza
                              Windward Fairways II
                            Alpharetta, Georgia 30005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints C. Wayne Cape and F. Barron Hughes, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Optio Software, Inc. held of record by the undersigned on May 3, 2000, at the annual meeting of stockholders to be held on June 23, 2000 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

         Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.

I PLAN TO ATTEND MEETING  [ ]

The Board of Directors Recommends a vote "FOR all nominees" in Proposal 1 and "For" Proposals 2 and 3.

                       (Please date and sign on reverse)
                           (Continued on reverse side)

[BACK OF PROXY CARD]

 Proposal 1- Election of the following Nominees as Directors:

                                                  NOMINEES: C. Wayne Cape

[ ] FOR all Nominees listed    [ ] WITHHOLD                 James J. Felcyn, Jr.
at right (except as marked     for all Nominees
to the contrary)               listed at right

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

Proposal 2- Approval of the Directors' Stock Option Plan:
         For  [ ]          Against  [ ]              Abstain  [ ]

Proposal 3- Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 2001:

         For  [ ]          Against  [ ]              Abstain  [ ]

                                   Date_______________________________________

                                   Signature__________________________________

                                   Signature if held jointly__________________
                                   Please mark, date and sign as your name
                                   appears above and return in the enclosed envelope

            PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.